                                                                      EXHIBIT 99


            IMPERIAL HOLLY CORPORATION COMPLETES THE SALE OF A 27%
                    EQUITY INTEREST TO GREENCORE GROUP PLC

        Sugar Land, Texas - August 29, 1996 - Imperial Holly Corporation
        (AMEX:
IHK) today announced that it had completed the sale of 3,800,000 shares of newly issued shares of its common stock, representing approximately 27% of its shares outstanding following the sale, to a subsidiary of Greencore Group plc of Dublin, Ireland for $50,350,000.